PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: KEVIN B. HALTER
TELEPHONE: 469-633-0100



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LUCAS EDUCATIONAL  SYSTEMS,  INC. ANNOUNCES PURCHASE OF INTSYS SHARE LIMITED AND
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CHANGE IN CONTROL.
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DALLAS,  TEXAS - November  6, 2002.  Lucas  Educational  Systems,  Inc.  (OTCBB:
"LCES") today announced that LCES purchased all of the outstanding shares of Intsys Share Limited, a British Virgin Island corporation ("Intsys") in exchange for the issuance of 40,000,000 shares of common stock of LCES. With the purchase, Intsys became a wholly owned subsidiary of the Company.

Intsys owns 65.4% of Shenzhen Digitainment Co., Ltd. ("SDCL"). SDCL is engaged in the development of entertainment and amusement products, 4D cylindrical screen systems, digital video, intelligent weak or low current engineering, theme sites projects and the exploitation, design and production of computer systems integration projects.